                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement Number 33-22565 on Form S-8 dated June 14, 1988, as amended by Post-Effective Amendment Number 1 dated April 4, 1989, in Registration
     Statement  Number  33-32777  on  Form  S-8  dated  January  5,  1990,  in
     Registration Statement Number 33-34868 on Form S-8 dated May 11, 1990, in Registration Statement Number 33-40975 on Form S-8 dated May 31, 1991, in Registration Statement Number 33-47593 on Form S-8 dated May 1, 1992, in Registration Statement Number 33-61896 on Form S-8 dated April 29, 1993, in Registration Statement Number 33-78258 on Form S-8 dated April 28, 1994, and in Registration Statement Number 33-91294 on Form S-8 dated April 17, 1995, of our report dated February 23, 1996 with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995.


                                            /s/ Ernst & Young LLP
                                               ---------------------
                                                Ernst & Young LLP

     Washington, D.C.
     March 22, 1996